September 6, 2001


Vertical Ventures L.L.C.
160 Central Park South
Suite 3212
New York, N.Y. 10019

Dear Sirs:

This letter is in reference to the letter dated August 30, 2001 (the "Letter") between Metawave Communications Corporation (the "Company") and Vertical Ventures L.L.C. ("Purchaser") regarding the purchase by the Purchaser of shares of Common Stock of the Company. The parties hereby agree to the following:

1. The purchase price per share shall be $2.81 per share, as calculated in accordance with paragraph 1 of the Letter.
2. The aggregate amount of shares to be purchased is 533,808 at a purchase price of $1,500,000.40.

All other terms and conditions of the Letter remain the same.

Delivery  of  an  executed  copy of  a  signature  page  to  this
Agreement  by  facsimile  transmission  shall  be  effective   as
delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original.

Please execute a copy of this Agreement which, when executed by the Purchaser, will constitute an agreement between the Company and the Purchaser.

                         Very truly yours,

                         METAWAVE COMMUNICATIONS CORPORATION

                         By: /s/ Kathryn Surace-Smith
                         Name:  Kathryn Surace-Smith
                         Title: VP, General Counsel & Secretary

AGREED TO:

PURCHASER:
VERTICAL VENTURES L.L.C.

By:    /s/ Richard K. Abbe
Name:     Richard K. Abbe
Title:    General Partner